Exhibit 99.1

ICON EQUIPMENT AND CORPORATE

INFRASTRUCTURE FUND FOURTEEN, L.P.

ANNUAL

PORTFOLIO OVERVIEW

2011

LETTER FROM THE CEO's	As of May 16, 2012

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

We write to briefly summarize our activity for the year ended December 31, 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2011, Fund Fourteen was in its operating period.  As of December 31st, Fund Fourteen had invested $193,374,0431 of capital, or 84.52% of capital available for investment, in business-essential equipment and corporate infrastructure.  We invested $82,999,250 of total equity in 20112.

During the fourth quarter of 2011, Fund Fourteen, through a 75% interest in a joint venture, made a term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) that is secured by all of Jurong’s assets, which include, among other collateral, all equipment, plant and machinery associated with a new condensate splitter and aromatics complex.

In addition, Fund Fourteen, through a 40% interest in a joint venture, entered into agreements to purchase and bareboat charter the offshore support vessel, the Lewek Ambassador, with an affiliate of Ezra Holdings Limited.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Fourteen’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.

ICON Equipment and Corporate Infrastructure
Fund Fourteen, L.P.

2011 Annual Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Annual Portfolio Overview for 2011.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

We raised $257,646,987 commencing with our initial offering on May 18, 2009 through the closing of our offering on May 18, 2011.

Our operating period commenced on May 19, 2011, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations in business-essential equipment and corporate infrastructure.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On February 3, 2012, we participated in a $37,000,000 loan facility (the “Revstone Term Loan”) by making a $15,406,250 loan to subsidiaries of Revstone Transportation, LLC (collectively, the “Revstone Borrowers”).  The Revstone Term Loan is secured by, among other things, a first priority security interest on all of the Revstone Borrowers’ manufacturing equipment and related collateral valued in excess of $69,000,000, a pledge of the equity of Revstone Transportation, LLC, the Revstone Borrowers and other affiliates, and a mortgage on certain real property.  The Revstone Term Loan bears interest at 15% per year and is payable monthly in arrears for a period of sixty months beginning on March 1, 2012.  On April 2, 2012, we made a capital expenditure loan (the “CapEx Loan”) to the Revstone Borrowers in the amount of approximately $1,062,000.  The CapEx Loan is secured by a first priority security interest on the machining equipment purchased with the proceeds from the CapEx Loan, as well as a second priority security interest in the Revstone Term Loan collateral.  The CapEx Loan bears interest at rates between 15% and 17% per year and is payable monthly in arrears for a period of sixty months beginning on May 1, 2012. All of the Revstone Borrowers’ obligations under the Revstone Term Loan and the CapEx Loan are guaranteed by Revstone Transportation, LLC and certain of its affiliates.

•
On February 29, 2012, we participated in a $42,754,960 loan facility by making a $6,000,000 term loan to VAS Aero Services, LLC (“VAS”).  The loan is secured by a second priority security interest in  collateral valued in excess of $185,000,000, which includes, among other things all of VAS’s existing and hereafter acquired assets, including aircraft engines and related parts in VAS’s airplane component aftermarket sales operation.  The loan bears interest at a rate between 12% and 14.5% per year calculated on a quarterly basis and is payable through October 6, 2014.  VAS’s obligations under the loan are guaranteed by its parent company, VAS Aero Holdings, Inc., and certain affiliates.

•
On March 9, 2012, we participated in a $12,500,000 loan facility by making a $7,500,000 term loan to Kanza Construction, Inc. (“Kanza”).  The loan is secured by, among other things, a first priority security interest on certain assets of Kanza valued in the amount of $15,300,000, including equipment used in Kanza’s railroad services business comprised of trucks, trailers, cranes, crawlers and excavators, as well as a second priority stock pledge of Kanza.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of sixty months beginning on April 1, 2012.  All of Kanza’s obligations under the loan are guaranteed by, among others, the sole shareholder of Kanza.

•
On May 2, 2012, the term loan to affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”) was satisfied in full prior to its maturity date.  Our initial investment was approximately $9,858,000 and, during the term of this investment, we collected approximately $12,896,000 in loan proceeds.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of December 31, 2011, our portfolio consisted primarily of the following investments.

•
A 75% interest in two Aframax tankers, Eagle Otome and Eagle Subaru (the “Tankers”), and two Very Large Crude Carriers, Eagle Virginia and Eagle Vermont (the “VLCCs”). The Tankers were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a non-recourse loan and are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”).  The VLCCs were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a non-recourse loan and are subject to one hundred twenty month bareboat charters with AET.  The obligations of AET under the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  On April 5, 2011, $22,000,000 of subordinated non-recourse long term debt was borrowed from an unaffiliated third-party related to this investment. The loan is for a period of sixty months and may be extended for an additional twelve months.

•
A 40.53% interest in eight Ariel gas compressors (the “Compressors”) that were purchased for the aggregate amount of approximately $11,298,000.  The Compressors are subject to a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.  On September 14, 2011, the future receivables related to the leases with Atlas were financed by entering into a loan agreement with Wells Fargo Equipment Finance, Inc. in the amount of approximately $10,628,000. The loan bears interest at 4.08% per year and matures on September 1, 2013.

•
We participated in a $96,000,000 loan facility by making second priority term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) in the aggregate amount of $14,400,000.  The proceeds from the loans were used for the purchase of two Aframax tanker vessels, Shah Deniz and Absheron.  The loan bears interest at 15.25% per year and matures seventy-two months from the delivery date of each vessel.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

•
We participated in a $171,050,000 loan facility by making a $15,093,000 term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”) for which we have a 75% interest. The facility is part of an approximately $2.3 billion financing of the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”).  The loan bears interest at rates ranging from 12.50% to 15% per year and matures in January 2021. The loan is secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex.

•
A 40% interest in a joint venture that entered into a memorandum of agreement to purchase the offshore support vessel, the Lewek Ambassador. The vessel will be purchased from Ezram LLC for the lesser of $25,000,000 and the fair market value of the vessel as determined two weeks before the vessel’s delivery date, which is expected to occur on or before May 31, 2012.  On December 20, 2011, the joint venture funded $9,000,000 of the purchase price and will fund the remaining portion upon delivery of the vessel.  Simultaneously with the funding, the joint venture entered into a bareboat charter with Gallatin Maritime Management for a period of nine years commencing on the delivery date of the vessel.  All of the obligations under the memorandum of agreement and bareboat charter are guaranteed by Ezra Holdings Limited.

•
We participated in a $20,000,000 loan facility by making a first priority term loan to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”). We contributed $9,000,000 to make the loan.  The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM Borrowers analog seismic system equipment, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans bear interest at 15% per year for a period of sixty months, beginning on August 1, 2009.

•
We participated in an $8,000,000 loan facility by making a $4,800,000 term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”).  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of forty-eight months.

•
A crude oil tanker, the Center, which was purchased from Center Navigation Ltd. (“Center Navigation”), a wholly-owned subsidiary of Geden Holdings Limited (“Geden”), for $69,000,000.  The purchase price was comprised of $16,000,000 in cash, a non-recourse loan in the amount of $44,000,000, and $9,000,000 of subordinated seller’s credit.  The tanker is subject to a sixty month bareboat charter with Center Navigation that commenced on June 21, 2011.  All of Center Navigation’s obligations under the bareboat charter are guaranteed by Geden.

•
Two supramax bulk carrier vessels, the Amazing and the Fantastic, which were purchased from wholly-owned subsidiaries of Geden for the aggregate purchase price of $67,000,000.  The purchase price was comprised of $23,450,000 in cash and a non-recourse loan in the amount of $43,550,000.  The vessels are subject to eighty-four month bareboat charters with subsidiaries of Geden that commenced on October 1, 2010.  All obligations under the bareboat charters are guaranteed by Geden.

•
A 3-layer blown film extrusion line and an eight color flexographic printing press that was purchased from Exopack, LLC (“Exopack”) for the aggregate purchase price of approximately $6,376,000. The equipment is subject to sixty month leases with Exopack that expire on July 31, 2014 and September 30, 2014.  The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp.

•
We made a term loan to affiliates of Northern Leasing in the amount of approximately $9,858,000.  The loan was secured by various pools of leases for point of sale equipment and a guaranty from Northern Leasing.  The loan accrued interest at 18% per year, was scheduled to mature in November 2014, and, as discussed above, was satisfied prior to its maturity date.

•
We made a term loan to Western Drilling Inc. and Western Landholdings, LLC (collectively, “Western Drilling”) in the aggregate amount of $9,465,000.  The loan is secured by, among other collateral, oil and drilling rigs and a mortgage over real property.  The loan bears interest at 14% per year and is payable monthly in arrears for a period of sixty months.  All of Western Drilling’s obligations under the loan are personally guaranteed by their owners.

•
Twenty-six 2010 MCI J4500 motor coach buses that were purchased for the aggregate amount of approximately $10,370,000.  The buses are subject to a sixty-month lease with Dillon's Bus Service, Inc. (“DBS”), Lakefront Lines, Inc. (“Lakefront”), and CUSA GCT, LLC (“CUSA GCT”) that commenced on June 1, 2010.  The obligations of DBS, Lakefront and CUSA GCT are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.  On January 3, 2012, DBS, Lakefront, CUSA GCT and their parent-company, Coach Am Group Holdings Corp., commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court. As of March 31, 2012, DBS, Lakefront, and CUSA GCT have made substantially all of their lease payments.

•
We participated in an approximately $150,000,000 loan facility by making a $5,250,000 term loan to Northern Crane Services Inc. (“Northern Crane”).  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries, including but not limited to lifting and transportation equipment.  The loan bears interest at 15.75% per year for a period of fifty-four months beginning on October 1, 2010.  With the final payment, Northern Crane will make a balloon payment of the outstanding loan amount.  All of Northern Crane’s and its subsidiaries’ obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.

•
We participated in a £24,800,000 loan facility by making a £2,610,000 second priority term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”).  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited.  The loan bears interest at 20% per year for a period of thirty-three months, which began on January 1, 2010.

•
Information technology equipment that is subject to various leases with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The equipment was purchased for approximately $12,951,000 and is subject to thirty-six month leases with Global Crossing that commenced between March 1, 2011 and July 1, 2011.

•
A 90.92% interest in a joint venture that owns telecommunications equipment subject to various leases with Global Crossing.  The equipment was purchased for approximately $11,738,000 and the leases are set to expire between September 30, 2012 and February 28, 2013.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $15,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At December 31, 2011, there were no obligations outstanding under the Facility.

10% Status Report

As of December 31, 2011, the Center and the VLCCs were the investments that individually constituted at least 10% of the aggregate purchase price of our investment portfolio. All three of the vessels are scheduled to remain on bareboat charter during the 2012 calendar year.

As of December 31, 2011, the bareboat charter for the Center had fifty-three monthly payments remaining, while the bareboat charters for the VLCCs had one hundred ten monthly payments remaining. To the best of our Investment Manager’s knowledge, each vessel remains seaworthy, is maintained in accordance with commercial marine standards and applicable laws and regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the year ended December 31, 2011, we made monthly distributions at a rate of 8% per year.  From the inception of the offering period, we have made 31 cash distributions to our partners. During the year ended December 31, 2011, we paid our partners $19,179,012 in cash distributions.  As of December 31, 2011, a $10,000 investment made at the initial closing would have received $1,985 in cumulative distributions.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2011	$19,179,012	$-	$-	$-	$19,179,012

Additional Disclosure

As of December 31, 2011, the Fund maintained a leverage ratio of 1.14:11.  We collected 99.64%2 of all scheduled receivables due for the fourth quarter of 2011, with the uncollected receivables relating to our investments with affiliates of Northern Leasing, all of which were subsequently collected.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Investments is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

1 Pursuant to the Fund’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
2 Collections as of January 25, 2012.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.  During the first quarter of 2012, we paid our Investment Manager acquisition fees in the aggregate amount of approximately $1,490,000.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses were capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  These costs included, but were not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering, and distributing our limited partnership interests to the public.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amounts of $191,790, $97,933 and $9,636 for the years ended December 31, 2011 and 2010 and from our commencement of our operations on June 19, 2009 through December 31, 2009, respectively. Our General Partner’s interest in our net income (loss) for the years ended December 31, 2011 and 2010 and from our commencement of our operations on June 19, 2009 through December 31, 2009 was $13,878, $23,384 and ($15,843), respectively.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

					Period from the
					Commencement of
			Years Ended December 31,		Operations through
Entity	Capacity	Description	2011	2010	December 31, 2009
ICON Capital Corp.	Investment Manager	Organizational and offering
		expense reimbursements (1)	$273,438	$1,075,100	$1,577,572
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	1,877,234	3,542,132	2,026,388
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	9,030,609	5,923,983	1,025,143
ICON Capital Corp.	Investment Manager	Management fees (4)	1,943,217	588,415	76,559
ICON Capital Corp.	Investment Manager	Administrative expense
		reimbursements (4)	5,241,199	4,778,359	1,924,682
			$18,365,697	$15,907,989	$6,630,344

(1) Amount capitalized and amortized to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(4) Amount charged directly to operations.

At December 31, 2011 and 2010, we had a net payable of $381,277 and $700,073, respectively, due to our General Partner and its affiliates that primarily consisted of administrative expense reimbursements.  Limited partners may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	December 31,
	2011	2010

Cash and cash equivalents	$48,783,509	$64,317,006
Net investment in finance leases	145,974,532	70,891,990
Leased equipment at cost (less accumulated depreciation of
$18,302,163 and $4,116,560, respectively)	181,110,196	20,690,799
Notes receivable	70,406,783	35,097,142
Note receivable from joint venture	2,800,000	-
Investments in joint ventures	1,029,336	14,329,717
Other assets, net	8,527,246	3,432,478

Total Assets	$458,631,602	$208,759,132

Liabilities and Equity

Liabilities:
Non-recourse long-term debt	$221,045,626	$42,642,708
Derivative financial instruments	10,663,428	-
Deferred revenue	3,245,739	1,051,741
Due to General Partner and affiliates	381,277	700,073
Accrued expenses and other liabilities	9,418,900	1,899,867

Total Liabilities	244,754,970	46,294,389

Commitments and contingencies

Equity:
Partners’ Equity:
Limited Partners	202,492,816	161,777,674
General Partner	(277,944)	(100,032)

Total Partners’ Equity	202,214,872	161,677,642

Noncontrolling Interests	11,661,760	787,101

Total Equity	213,876,632	162,464,743

Total Liabilities and Equity	$458,631,602	$208,759,132

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
			Period from June 19, 2009 (Commencement of Operations) through December 31, 2009

	Years Ended December 31,
	2011	2010
Revenue:
Finance income	$19,785,844	$4,845,310	$-
Rental income	25,458,743	5,434,204	1,044,930
Income from investments in joint ventures	1,353,427	2,413,711	695,281
Other income	199,099	142,001	20,943

Total revenue	46,797,113	12,835,226	1,761,154

Expenses:
Management fees	1,943,217	588,415	76,559
Administrative expense reimbursements	5,241,199	4,778,359	1,924,682
General and administrative	4,013,938	997,243	687,425
Depreciation	14,185,603	3,467,107	649,453
Interest	9,128,786	587,210	7,333
Loss on dervative financial instruments	12,557,138	-	-

Total expenses	47,069,881	10,418,334	3,345,452

Net (loss) income	(272,768)	2,416,892	(1,584,298)

Less: Net (loss) income attributable to noncontrolling interests	(1,660,570)	78,514	-

Net income (loss) attributable to Fund Fourteen	$1,387,802	$2,338,378	$(1,584,298)

Net income (loss) attributable to Fund Fourteen allocable to:
Limited Partners	$1,373,924	$2,314,994	$(1,568,455)
General Partner	13,878	23,384	(15,843)

	$1,387,802	$2,338,378	$(1,584,298)

Weighted average number of limited
partnership interests outstanding	243,491	131,915	32,161

Net income (loss) attributable to Fund Fourteen
per weighted average limited partnership
interest outstanding	$5.64	$17.55	$(48.77)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Partners' Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited		Partners'	Noncontrolling	Total
	Interests	Partners	General Partner	Equity	Interests	Equity
Opening balance, June 19, 2009	1	$1,000	$1	$1,001	$-	$1,001

Net loss	-	(1,568,455)	(15,843)	(1,584,298)	-	(1,584,298)
Repurchase of limited partnership interest	(1)	(1,000)	-	(1,000)	-	(1,000)
Proceeds from sale of limited partnership interests	68,411	68,300,139	-	68,300,139	-	68,300,139
Sales and offering expenses	-	(7,126,921)	-	(7,126,921)	-	(7,126,921)
Cash distributions	-	(964,235)	(9,636)	(973,871)	-	(973,871)

Balance, December 31, 2009	68,411	58,640,528	(25,478)	58,615,050	-	58,615,050

Net income	-	2,314,994	23,384	2,338,378	78,514	2,416,892
Proceeds from sale of limited partnership interests	124,363	123,673,315	-	123,673,315	-	123,673,315
Sales and offering expenses	-	(13,155,312)	-	(13,155,312)	-	(13,155,312)
Cash distributions	-	(9,695,337)	(97,933)	(9,793,270)	(291,932)	(10,085,202)
Investment by noncontrolling interest	-	(514)	(5)	(519)	1,000,519	1,000,000

Balance, December 31, 2010	192,774	161,777,674	(100,032)	161,677,642	787,101	162,464,743

Net income (loss)	-	1,373,924	13,878	1,387,802	(1,660,570)	(272,768)
Repurchase of limited partnership interests	(65)	(53,498)	-	(53,498)	-	(53,498)
Proceeds from sale of limited partnership interests	66,123	65,673,533	-	65,673,533	-	65,673,533
Sales and offering expenses	-	(7,291,595)	-	(7,291,595)	-	(7,291,595)
Cash distributions	-	(18,987,222)	(191,790)	(19,179,012)	(6,046,713)	(25,225,725)
Investment by noncontrolling interests	-	-	-	-	20,316,111	20,316,111
Exchange of noncontrolling interests
in joint venture	-	-	-	-	(1,734,169)	(1,734,169)

Balance, December 31, 2011	258,832	$202,492,816	$(277,944)	$202,214,872	$11,661,760	$213,876,632

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

			Period from June 19, 2009 (Commencement of Operations) through December 31, 2009

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(272,768)	$2,416,892	$(1,584,298)
Adjustments to reconcile net (loss) income to net cash
provided by (used in) operating activities:
Finance income, net of costs and fees	840,302	296,186	-
Income from investments in joint ventures	(1,353,427)	(2,413,711)	(695,281)
Depreciation	14,185,603	3,467,107	649,453
Interest expense from amortization of debt financing costs	729,195	32,686	-
Interest expense, other	235,870	-	-
Other loss	609,423	25,045	-
Loss on financial instruments	10,619,755	-	-
Changes in operating assets and liabilities:
Other assets, net	(1,840,492)	(2,587,763)	(53,839)
Accrued expenses and other liabilities	347,991	1,739,886	86,383
Deferred revenue	2,193,998	824,580	227,161
Due to General Partner and affiliates	(316,475)	12,314	409,178
Distributions from joint ventures	1,374,091	2,413,711	695,281

Net cash provided by (used in) operating activities	27,353,066	6,226,933	(265,962)

Cash flows from investing activities:
Purchase of equipment	(79,564,939)	(39,468,973)	(14,179,989)
Principal repayment on net investment in finance leases	6,790,895	1,431,761	-
Investments in joint ventures	(1,050,000)	(214,418)	(18,807,294)
Distributions received from joint ventures in excess of profits	3,817,746	2,252,485	1,064,465
Investment in joint ventures by noncontrolling interest	-	1,350,000	-
Investment in notes receivable	(33,157,413)	(36,372,471)	-
Investment in note receivable from joint venture	(2,800,000)	-	-
Principal repayment on notes receivable	6,824,124	1,053,880	-

Net cash used in investing activities	(99,139,587)	(69,967,736)	(31,922,818)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	22,000,000	-	-
Repayments of non-recourse long-term debt	(15,597,082)	(907,292)	-
Debt financing costs	(4,420,000)	-	-
Sale of limited partnership interests	65,673,533	123,673,315	68,300,139
Sales and offering expenses paid	(6,166,877)	(11,728,597)	(6,641,287)
Deferred charges	(273,438)	(968,739)	(1,421,878)
Investment by noncontrolling interest	20,316,111	1,000,000	-
Distributions to noncontrolling interest	(6,046,713)	(291,932)	-
Cash distributions to partners	(19,179,012)	(9,793,270)	(973,871)
Repurchase of limited partnership interests	(53,498)	-	(1,000)

Net cash provided by financing activities	56,253,024	100,983,485	59,262,103

Net (decrease) increase in cash and cash equivalents	(15,533,497)	37,242,682	27,073,323
Cash and cash equivalents, beginning of the period	64,317,006	27,074,324	1,001

Cash and cash equivalents, end of the period	$48,783,509	$64,317,006	$27,074,324

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

			Period from June 19, 2009 (Commencement of Operations) through December 31, 2009

	Years Ended December 31,
	2011	2010

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$9,888,212	$572,607	$-

Supplemental disclosure of non-cash investing and financing activities:

Underwriting fees due to ICON Securities	$-	$16,526	$-
Organizational and offering expenses due to Investment Manager	$-	$106,361	$155,694
Sales commissions due to third parties	$-	$-	$94,431
Organizational and offering expenses charged to equity	$1,124,718	$1,410,189	$391,203
Equipment purchased with non-recourse long-term debt paid directly by lender	$172,000,000	$43,550,000	$-
Exchange of noncontrolling interest in investment in joint ventures for notes receivable	$10,450,296	$-	$-
Equipment purchased with subordinated financing provided by seller	$9,000,000	$-	$-
Exchange of net investment in finance lease for noncontrolling interest
in investment in joint venture	$1,744,724	$-	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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